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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated June 19, 2003 (except for Note 2, "Major Customers", as to which the date is August 12, 2003) , accompanying the consolidated financial statements included in the Annual Report of International Lottery & Totalizator Systems, Inc. on Form 10-KSB for the year ended April 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of International Lottery & Totalizator Systems, Inc. on Forms S-8 (File No. 2-99618, No. 33-34123, No. 33-79938, No. 33-69008 and No.
33-78194).


/s/ GRANT THORNTON, LLP



Irvine, California
August 14, 2003